Exhibit 99.2 Press Release

CDT SYSTEMS, INC. APPOINTS GEORGE BUTTERWORTH AS PRESIDENT

U.S. NEWS RELEASE: March 30, 2006

Contact Information: Mr. Dallas Talley, CEO, Capacitive Deionization Technology Systems, Inc., Addison, Texas, phone (972) 934-1586; e-mail: cdtinc@cdtwater.com

CDT Systems, Inc. (CDTN), Dallas, Texas, Board of Directors announced the appointment of George Butterworth to the newly established position of President.

Mr. Butterworth, during his twenty five years with Westinghouse Electric, served as Managing Director and President of the UK PGBU Westinghouse Rolls Royce Ventures. He also held executive positions in Brussels, Pittsburgh, PA and Dallas, Texas. Other experience included four years as Vice President, Radioisotope Production, including Cyclotron and Linear Accelerator operations for International Isotope, Inc.

Dallas Talley, CDT Systems, Inc. Chairman and CEO stated, "Mr. Butterworth has assumed responsibilities for internal operations of the Company. His international background combined with project and manufacturing management experience allows him to provide an immediate contribution to the Company." Furthermore, "his addition will provide me the time to focus on the Company's current cross-border financing on the London Stock Exchange-Alternative Investment Market (LSE-AIM) as well as to finalize the financing and establishment of the Company's scheduled manufacturing facility in conjunction with the Chickasaw Nation in southern Oklahoma, as well as expanding the Company's Lawrence Livermore National Laboratory license."

The Company is the sole business, technology licensee, and manufacturing partner of the U.S. Department of Energy's Lawrence Livermore National Laboratory ("LLNL") for the development and commercialization of carbon aerogel material sciences-based capacitive deionization technology (CDT) for water purification, as well as hydrogen generation and thermal insulation applications.

Statements about CDT's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely upon a number of assumptions concerning future events and are subject to a number of uncertainties and other factors outside CDT's control, which could cause actual results to differ materially from such statements. While CDT believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the demand for CDT's products, the ability to complete a financial transaction on the LSE-AIM or with the Chickasaw Nation. These and other risk factors are discussed in CDT's filings with the Securities and Exchange Commission, copies of which are available to the public. CDT expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.